Exhibit 99.1

Theravance Biopharma, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Business Update

•	Implied 35% share of YUPELRI® (revefenacin) net sales[1]: $15.3M Q4 2021 up 13% from Q4 2020, $56.7M FY 2021 up 13% from FY 2020

•	TRELEGY Q4 2021 global net sales: $479M, up 52% from Q4 2020, $1,674M FY 2021[2] up 58% from FY 2020

•	Continued execution of cost-cutting initiatives; FY’21 R&D OPEX favorable vs. Guidance

DUBLIN, IRELAND – FEBRUARY 23, 2022 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial results for the fourth quarter and full year ended December 31, 2021.

“While COVID continues to impact communities around the country and health systems are strained, YUPELRI saw the highest quarter of net sales since its launch,” said Rick E Winningham, Chief Executive Officer. “I am proud of our team and their ability to find a way to service the COPD community during this challenging time. YUPELRI once a day dosing is proving increasingly important in helping over-burdened healthcare professionals provide relief to their COPD patients. In addition, GSK’s TRELEGY sales reached their highest levels since launch driven by growth in the asthma indication.”

“Strong performance by YUPELRI in Q4 and into 2022 will enable us to invest in our inhaled JAK inhibitor respiratory pipeline,” continued Winningham. “Through an active business development program, we will continue to unlock value from our non-core asset portfolio throughout 2022. We remain on target to become sustainably cash-flow positive beginning the second half of this year.”

Year-end Highlights

•	YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized bronchodilator approved in the US for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD), continued to increase market share and achieved year-over-year net sales growth of 13%; its share of the long-acting nebulized COPD market increased to 23.2% through October 2021 (up from 18.2% in October 2020).

o	On January 10, 2022, the Company announced the enrollment of the first patient in a Phase 4 study of YUPELRI® (read more about the announcement here).

Economic Interest

•	TRELEGY (first once-daily single inhaler triple therapy for COPD and asthma), in which the Company holds an economic interest, posted fourth quarter 2021 global net sales of $479 million (up from $315 million, in fourth quarter of 2020) achieving quarterly year-over-year sales growth of 52%, and full year 2021 global net sales of $1,674 million (up from $1,058 million, in 2020), achieving year-over-year sales growth of 58%; Theravance Biopharma is entitled to tiered payments equal to approximately 5.5% to 8.5% of TRELEGY global net sales.[3]

1 While Viatris, Inc. (“Viatris”) records the total YUPELRI net sales, the Company is entitled to a 35% share of the profits and losses pursuant to a co-promotion agreement with Viatris.

2 As reported by Glaxo Group Limited or one of its affiliates (GSK); reported sales converted to USD; economic interest related to TRELEGY (the combination of fluticasone furoate, umeclidinium, and vilanterol (FF/UMEC/VI), jointly developed by GSK and Innoviva, Inc.) entitles the Company to upward tiering payments equal to approximately 5.5% to 8.5% on worldwide net sales of the product (net of Theravance Respiratory Company, LLC (TRC) expenses paid and the amount of cash, if any, expected to be used by TRC over the next four fiscal quarters). 75% of the income from the Company’s investment in TRC is pledged to service outstanding notes and 25% of income from the Company’s investment in TRC is retained by the Company.

3 As reported by Glaxo Group Limited or one of its affiliates (GSK); reported sales converted to USD; economic interest related to TRELEGY (the combination of fluticasone furoate, umeclidinium, and vilanterol (FF/UMEC/VI), jointly developed by GSK and Innoviva, Inc.) entitles the Company to upward tiering payments equal to approximately 5.5% to 8.5% on worldwide net sales of the product (net of Theravance Respiratory Company, LLC (TRC) expenses paid and the amount of cash, if any, expected to be used by TRC over the next four fiscal quarters). 75% of the income from the Company’s investment in TRC is pledged to service outstanding notes and 25% of income from the Company’s investment in TRC is retained by the Company.

Fourth Quarter and Full Year Financial Results

•	Revenue: Total revenue for the fourth quarter of 2021 was $14.9 million, comprised of non-cash collaboration revenue of $2.8 million primarily attributed to our global collaboration with Janssen and $12.1 million in Viatris collaboration revenue. Total revenue for the fourth quarter represents a $3.8 million decrease over the same period in 2020. Full year 2021 revenue was $55.3 million, comprised of non-cash collaboration revenue of $11.5 million primarily attributed to our global collaboration with Janssen and $43.8 million in Viatris collaboration revenue.

•	YUPELRI: The Viatris collaboration revenue of $12.1 million for the fourth quarter represents amounts receivable from Viatris and is comprised of the Company’s 35% share of net sales of YUPELRI as well as its proportionate amount of the total shared costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, our implied 35% share of net sales of YUPELRI for the fourth quarter of 2021 was $15.3 million.

⮚	Research and Development (R&D) Expenses: R&D expenses for the fourth quarter of 2021 were $31.2 million, compared to $65.2 million in the same period in 2020. Fourth quarter R&D expenses included total non-cash share-based compensation of $3.4 million. In terms of Financial Guidance, full-year 2021 R&D expenses excluding non-cash share-based compensation and one-time restructuring costs were $168.0 million vs. Guidance of $170 million to $180 million.

⮚	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the fourth quarter of 2021 were $21.5 million, compared to $30.1 million in the same period in 2020. Fourth quarter SG&A expenses included total non-cash share-based compensation of $5.1 million. In terms of Financial Guidance, full-year 2021 SG&A expenses excluding non-cash share-based compensation and one-time restructuring costs were $71.2 million vs. Guidance of $65 million to $75 million.

➢	Restructuring and Related Expenses: Restructuring expenses for the fourth quarter of 2021 were $18.4 million and primarily comprised of severance costs, termination-related benefits, one-time retention costs, and share-based compensation expense. Full year 2021 restructuring and related expenses were $20.1 million. Cash restructuring expenses were $9.8 million for the fourth quarter of 2021 and $11.5 million for full-year 2021; non-cash restructuring expenses were $8.6 million for the fourth quarter of 2021 and for the full-year 2021.

⮚	Operating Loss: Operating loss for the fourth quarter of 2021 was $56.2 million compared to $76.5 million in the same period of 2020. Full year 2021 operating loss was $257.8 million, or $195.7 million excluding share-based compensation expense compared to $297.8 million, or $234.8 million excluding share-based compensation expense in 2020.

⮚	Cash Position: Cash, cash equivalents and marketable securities totaled $173.5 million as of December 31, 2021.

2022 Financial Guidance

•	Operating Expenses (excluding share-based compensation and one-time restructuring costs): The Company expects full year 2022 R&D expense of $45 million to $55 million and SG&A expense of $35 million to $45 million.

•	The Company expects to be sustainably cash-flow positive beginning 2H 2022.

Conference Call and Live Webcast Today at 5:00 pm ET

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm ET / 2:00 pm PT / 10:00 pm GMT. To participate in the live call by telephone, please dial (855) 296-9648 from the US or (920) 663-6266 for international callers, using the confirmation code 7456139. Those interested in listening to the conference call live via the internet may do so by visiting Theravance Biopharma’s website at www.theravance.com, under the Investors section, Presentations and Events.

A replay of the conference call will be available on Theravance Biopharma’s website for 30 days through March 25, 2022. An audio replay will also be available through 8:00 pm ET on March 2, 2022 by dialing (855) 859-2056 from the US, or (404) 537-3406 for international callers, and then entering confirmation code 7456139.

About Theravance Biopharma

Theravance Biopharma, Inc. is a biopharmaceutical company primarily focused on the discovery, development and commercialization of respiratory medicines. Its core purpose is to create medicines that help improve the lives of patients suffering from respiratory illness.

In pursuit of its purpose, Theravance Biopharma leverages decades of respiratory expertise to discover and develop transformational medicines that make a difference. These efforts have led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Its respiratory pipeline of internally discovered programs is targeted to address significant patient respiratory needs.

Theravance Biopharma has an economic interest in potential future payments from Glaxo Group Limited or one of its affiliates (GSK) pursuant to its agreements with Innoviva, Inc. relating to certain programs, including TRELEGY.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the US and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris Company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company's goals, designs, strategies, plans and objectives, the impact of the Company’s restructuring plan, ability to provide value to shareholders, the Company's regulatory strategies and timing of clinical studies (including the data therefrom), the potential characteristics, benefits and mechanisms of action of the Company's product and product candidates, the potential that the Company's research programs will progress product candidates into the clinic, the Company's expectations for product candidates through development and the market for products being commercialized, the Company's expectations regarding its allocation of resources, potential regulatory actions and commercialization (including differentiation from other products or potential products and addressable market), product sales or profit share revenue and the Company's expectations for its expenses, excluding share-based compensation and other financial results. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of the press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: disagreements with Innoviva, Inc. and TRC LLC, the uncertainty of arbitration and litigation and the possibility that the results of these proceedings could be adverse to the Company, additional future analysis of the data resulting from our clinical trial(s), delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company's compounds, products or product candidates are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, the feasibility of undertaking future clinical trials based on policies and feedback from regulatory authorities, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s restructuring actions on its employees, partners and others. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), our clinical development programs, and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. These potential future developments include, but are not limited to, the ultimate duration of the COVID-19 pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, other measures taken by us and those we work with to help protect individuals from contracting COVID-19, and the effectiveness of actions taken globally to contain and treat the disease, including vaccine availability, distribution, acceptance and effectiveness. Other risks affecting Theravance Biopharma are in the Company's Form 10-Q filed with the SEC on November 8, 2021 and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact: Gail B. Cohen

Corporate Communications / 917-214-6603

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(Unaudited)		(Unaudited)	(1)
Revenue:
Collaboration revenue	$2,813	$7,083	$11,463	$26,464
Licensing revenue	-	-	-	1,500
Viatris collaboration agreement	12,132	11,647	43,848	43,893
Total revenue	14,945	18,730	55,311	71,857

Costs and expenses:
Research and development (2)	31,225	65,165	193,657	260,953
Selling, general and administrative (2)	21,516	30,055	99,296	108,661
Restructuring and related expenses (2)	18,371	-	20,142	-
Total costs and expenses	71,112	95,220	313,095	369,614
Loss from operations	(56,167)	(76,490)	(257,784)	(297,757)
Income from investment in TRC, LLC	35,305	20,139	103,987	68,438
Interest expense	(11,662)	(11,680)	(46,889)	(44,585)
Loss on extinguishment of debt	-	-	-	(15,464)
Interest and other income, net	338	798	1,109	2,831
Loss before income taxes	(32,186)	(67,233)	(199,577)	(286,537)
Provision for income tax benefit	151	8,799	151	8,520
Net loss	$(32,035)	$(58,434)	$(199,426)	$(278,017)

Net loss per share:
Basic and diluted net loss per share	$(0.43)	$(0.92)	$(2.87)	$(4.46)
Shares used to compute basic and diluted net loss per share	73,960	63,725	69,461	62,345

(1)	The condensed consolidated statement of operations for the year ended December 31, 2020 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Amounts include share-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2021	2020	2021	2020
Research and development	$3,442	$7,570	$25,634	$31,294
Selling, general and administrative	5,113	7,981	28,065	31,682
Restructuring and related expenses	8,362	-	8,362	-
Total share-based compensation expense	$16,917	$15,551	$62,061	$62,976

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2021	2020
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$173,465	$292,941
Receivables from collaborative arrangements	14,065	15,868
Amounts due from TRC, LLC	43,534	53,799
Prepaid clinical and development services	10,245	20,374
Other prepaid and current assets	8,561	10,359
Total current assets	249,870	393,341
Property and equipment, net	13,657	16,422
Operating lease assets	39,690	43,260
Equity in net assets of TRC, LLC	67,537	12,750
Restricted cash	836	833
Other assets	3,229	2,451
Total assets	$374,819	$469,057

Liabilities and Shareholders' Deficit
Current liabilities	$58,587	$123,571
Convertible senior notes due 2023, net	228,035	226,963
Non-recourse notes due 2035, net	371,359	372,873
Long-term operating lease liabilities	52,681	47,220
Other long-term liabilities	2,730	2,181
Shareholders' deficit	(338,573)	(303,751)
Total liabilities and shareholders’ deficit	$374,819	$469,057

(1)	The condensed consolidated balance sheet as of December 31, 2020 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

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